                                                                    Exhibit 99.1

This Statement on Form 4 is filed by the Reporting Persons listed below.

Name of Designated Filer: INVUS PUBLIC EQUITIES, L.P.

Date of Event Requiring Statement: November 10, 2017.

Issuer Name: Lexicon Pharmaceuticals, Inc. [LXRX]

INVUS PUBLIC EQUITIES, L.P.

By:  Invus Public Equities Advisors, LLC, its general
     partner

By:  /s/ Raymond Debbane
     -------------------------------------------------
     Name: Raymond Debbane
     Title: President

ARTAL INTERNATIONAL S.C.A.

By:  Artal International Management S.A., its managing
     partner

By:  /s/ Anne Goffard
     -------------------------------------------------
     Name: Anne Goffard
     Title: Managing Director

INVUS, L.P.

By:  Invus Advisors, L.L.C., its general partner

By:  /s/ Raymond Debbane
     -------------------------------------------------
     Name: Raymond Debbane
     Title: President

INVUS ADVISORS, L.L.C.

By:  /s/ Raymond Debbane
     -------------------------------------------------
     Name: Raymond Debbane
     Title: President

INVUS PUBLIC EQUITIES ADVISORS, LLC

By:  /s/ Raymond Debbane
     -------------------------------------------------
     Name: Raymond Debbane
     Title: President

ARTAL INTERNATIONAL MANAGEMENT S.A.

By:  /s/ Anne Goffard
     -------------------------------------------------
     Name: Anne Goffard
     Title: Managing Director

ARTAL GROUP S.A.

By:  /s/ Anne Goffard
     -------------------------------------------------
     Name: Anne Goffard
     Title: Authorized Person

WESTEND S.A.

By:  /s/ Pascal Minne
     -------------------------------------------------
     Name: Pascal Minne
     Title: Director

STICHTING ADMINISTRATIEKANTOOR
WESTEND

By:  /s/ Pascal Minne
     -------------------------------------------------
     Name: Pascal Minne
     Title: Sole Member of the Board

MR. PASCAL MINNE

By:  /s/ Pascal Minne
     -------------------------------------------------